GameSquare Holdings, Inc.
Subscription Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

GameSquare Holdings, Inc.
6775 Cowboys Way #1335
Frisco, TX 75034

The undersigned subscriber (the "**Subscriber**") desires to purchase from GameSquare Holdings, Inc., a corporation organized under the laws of Delaware (the "**Company**"), 3,433.33 shares of its Series A-1 Preferred Stock, par value $0.0001 per share (the "**Securities**") in consideration for that certain Crypto Punk 5577 NFT (the "**NFT**"), which has been deemed to have a fair market value of $5,149,995.00 (the "**Aggregate Subscription Price**").

1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for the Securities for the Aggregate Subscription Price, which is payable as described in Section 4 hereof. The Subscriber acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the "**Subscription Agreement**").

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Subscriber at the Closing referred to in Section 3 hereof. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "**State Securities Laws**").

3. The Closing. The closing of the purchase and sale of the Securities (the "**Closing**") shall take place at the offices of BakerHostetler LLP, at 10:00 a.m. on July 24, 2025, or at such other time and place as the Company may designate by notice to the Subscriber.

4. Payment for Securities. Payment for the Securities shall be received by the Company from the Subscriber by custodial transfer of the NFT, for the Company's benefit, to 1OF1 AG, a corporation duly organized and existing under the laws of Switzerland, with a principal place of business at Grafenaustrasse 5, 6300 Zug, Switzerland (the "**Custodian**"), or other means approved by the Company at or prior to the Closing. The Company shall deliver a certificate representing the Securities to the Subscriber at the Closing.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

6. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company that:

(a) General:

(i) The Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder, including with respect to the transfer of the NFT to the Custodian for the benefit of the Company, and such purchase will not contravene any law, rule, or regulation binding on the Subscriber or any investment guideline or restriction applicable to the Subscriber.

(ii) The Subscriber is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Subscriber purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Subscriber is subject or in which the Subscriber makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Ownership of the NFT:

(i) The Subscriber has good and valid title to the NFT. The Subscriber owns the NFT free and clear of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership ("**Encumbrance**").

(ii) The NFT is structurally sound, in good operating condition and repair, and is adequate for the uses for which it is being put, and is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The NFT is in sufficient condition for its continued use after the Closing in substantially the same manner as prior to the Closing.

(iii) The Subscriber is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the NFT, and has the valid and enforceable right to use all of the intellectual property used in or necessary for the NFT, in each case, free and clear of Encumbrances.

(c) Information Concerning the Company:

(i) The Subscriber has not been furnished any offering literature, and the Subscriber has relied only on publicly available information.

(ii) The Subscriber understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in its Form 10-K annual report, all of its other public disclosures, and in this Subscription Agreement. The Subscriber represents that it is able to bear any loss associated with an investment in the Securities.

(iii) The Subscriber confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Subscriber in deciding to invest in the Securities. The Subscriber acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Subscriber's authority to invest in the Securities.

(iv) The Subscriber is familiar with the business and financial condition and operations of the Company, all as generally described in it publicly available disclosures. The Subscriber has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(v) The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(d) Non-Reliance.

(i) The Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The Subscriber confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the Subscriber regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for the Subscriber.

(e) Status of Subscriber.

(i) The Subscriber has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the Subscriber's own professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The Subscriber has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the Subscriber is able to bear the risks associated with an investment in the Securities, and it is authorized to invest in the Securities.

(ii) The Subscriber is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Subscriber agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(f) Restrictions on Transfer or Sale of Securities:

(i) The Subscriber is acquiring the Securities solely for the Subscriber's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The Subscriber understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations

and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The Subscriber understands that the Securities are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the "**Commission**") provide in substance that the Subscriber may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Subscriber understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Subscriber understands that under the Commission's rules, the Subscriber may dispose of the Securities only in "private placements" which are exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities", subject to the same limitations that apply to the Securities in the hands of the Subscriber. Consequently, the Subscriber understands that the Subscriber must bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii) The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of State Securities Laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

(iv) The Subscriber acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of the Subscriber to purchase and pay for the Securities and of the Company to sell those Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Subscriber contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable.

9. Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS."

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

12. Waiver of Jury Trial. THE SUBSCRIBER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the Subscriber ("**Proceedings**"), the Subscriber irrevocably submits to the jurisdiction of the federal and state courts located in the City of Wilmington, Delaware, County of New Castle, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	6775 Cowboys Way #1335 Frisco, TX 75034 E-mail: justin@gamesquare.com Attention: Justin Kenna, CEO
with a copy to:	BakerHostetler LLP E-mail: jrlanis@bakerlaw.com Attention: JR Lanis
If to the Purchaser:	P.O. Box 1691 Bridgehampton, NY 11932 E-mail: robertleshner@gmail.com Attention: Robert Leshner
with a copy to:	Morrison Cohen LLP 909 3rd Avenue New York, NY 10022 E-mail: jgottlieb@morrisoncohen.com Attention: Jason Gottlieb

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber, and (iii) the death or disability of the Subscriber.

20. Notification of Changes. The Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the Subscriber contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this 24th of July, 2025.

SUBSCRIBER (if an individual):

Signed by:
Robert Leshner
BE2011D4307745C...

Name: Robert Leshner

State/Country of Domicile or Formation: New York

Aggregate Subscription Amount: US$5,149,995 in aggregate value based on exchange of Crypto Punk 5577

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 3,433.33 shares of Series A-1 Preferred Stock.

GAMESQUARE HOLDINGS, INC.

DocuSigned by:
By Justin Kenna
429DD0DF41514E8...

Name: Justin Kenna

Title: Chief Executive Officer